POWER OF ATTORNEY RELATING TO STATEMENTS ON SCHEDULE 13D OR 13G AND REPORTS UNDER SECTION 16

The undersigned hereby constitutes and appoints each of Cari Fisher and Cassandra Payton, each acting individually, as the undersigned's true and lawful agent and attorney-in-fact, each with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the Securities and Exchange Commission and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16 of the Securities Exchange Act of 1934, as amended (the "Act"),and the rules and regulations thereunder, in connection with securities of Simpson Manufacturing Co., Inc. and to do and perform every act proper and convenient to be done incident to the exercise of foregoing power, as fully as the undersigned might or could do if personally present, it being understood that any certificate, instrument, agreement or document executed by any such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such person's discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Simpson Manufacturing Co., Inc. assuming, any of the undersigned's responsibilities to comply with section 13 or section 16 of the Act.

Date: November 12, 2025

By: [signature]

Name: Nozomi Bullock

ACKNOWLEDGEMENT

notary public or other officer completing this ertificate verifies only the identity of the individual vho signed the document to which this certificate is ttached, and not the truthfulness, accuracy, or 'alidity of that document.

State of California
County of los Angeles)

On 11/12/2025 before me, Bhavica H. Abhichandani, A notary Public
(insert name and title of the officer)

personally appeared Nozomi Bulloch,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________ (Seal)

BHAVICA H. ABHICHANDANI
Notary Public - California
Los Angeles County
Commission # 2482583
My Comm. Expires Mar 21, 2028